Exhibit 99.1

SEVENTH
AMENDMENT
TO THE

AGREEMENT OF LIMITED PARTNERSHIP
OF
NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

Dated as of June 12, 2012

THIS SEVENTH AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP OF NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP (this “Amendment”), dated as of June 12, 2012, is hereby adopted by NorthStar Realty Finance Corp., a Maryland corporation (defined in the Agreement, hereinafter defined, as the “General Partner”), as the general partner of NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Partnership”). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of October 19, 2004, as amended by the First Amendment to the Agreement of Limited Partnership, dated as of March 14, 2006, the Second Amendment, dated as of September 14, 2006, the Third Amendment, dated as of February 7, 2007, the Fourth Amendment, dated as of May 24, 2007, the Fifth Amendment, dated as of  May 29, 2008, and the Sixth Amendment, dated as of March 21, 2012 (as so amended, the “Agreement”).

WHEREAS, the General Partner has previously established and set forth the terms of Partnership Interests designated as 8.75% Series A Cumulative Redeemable Preferred Units, liquidation preference $25 per share, par value $0.01 per share (the “Series A Preferred Units”);

WHEREAS, the General Partner has previously established and set forth the terms of Partnership Interests designated as 8.25% Series B Cumulative Redeemable Preferred Units, liquidation preference $25 per share, par value $0.01 per share (the “Series B Preferred Units”);

WHEREAS, the General Partner desires to issue, from time to time, up to 500,000 additional shares of Series A Preferred Stock, and up to 2,500,000 additional shares of Series B Preferred Stock, of the General Partner, pursuant to Equity Distribution Agreements, each dated June 12, 2012 (the “Equity Distribution Agreements”), among the General Partner and the Partnership, on one hand, and each of JMP Securities LLC and MLV & Co. LLC, on the other hand, and the General Partner desires to cause the Partnership to issue corresponding Series A Preferred Units or Series B Preferred Units to the General Partner, at each time the Series A Preferred Stock or Series B Preferred Stock, respectively, is issued by the General Partner, in an amount equal to the Series A Preferred Stock or Series B Preferred Stock issued, respectively, pursuant to the Equity Distribution Agreements;

WHEREAS, Section 4.2(a) of the Agreement grants the General Partner authority to cause the Partnership to issue interests in the Partnership in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion;

WHEREAS, Section 4.2(b) of the Agreement grants the General Partner authority to cause the Partnership to issue to the General Partner Partnership Units (other than Partnership Common Units) in connection with an issuance of Preferred Stock;

WHEREAS, the General Partner desires to amend Exhibit A to the Agreement from time to time in connection with issuances and sales of the Series A Preferred Stock and Series B Preferred Stock by the General Partner, to set forth the number of Series A Preferred Units and Series B Preferred Units issued and outstanding;

WHEREAS, Section 7.3(c) of the Agreement grants the General Partner power and authority to amend the Agreement without the consent of any of the Partnership’s limited partners to issue additional Partnership Interests in accordance with Section 4.2 and requires that the General Partner provide notice to the limited partners when any action is taken under Section 7.3(c);

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.
After the date hereof through the first date on which both Equity Distribution Agreements have been terminated pursuant to their terms, (i) the General Partner shall, as of each date that a prospectus supplement to the General Partner’s Registration Statement on Form S-3 (file no. 333-180256) is filed with the Securities and Exchange Commission under Rule 424 of the Securities Act of 1933, as amended, relating to issuances and sales of its Series A Preferred Stock or Series B Preferred Stock pursuant to the Equity Distribution Agreements, (ii) the General Partner shall, as of each date of issuance of its Series A Preferred Stock or Series B Preferred Stock other than pursuant to the Equity Distribution Agreements, and (iii) the General Partner may, from time to time and at any time, designate an updated Exhibit A to the Agreement, by notice to the Limited Partners, which shall set forth the name and address of each Partner and the type and amount of Partnership Units owned by each such Partner as of the date of designation.  Any Exhibit A designated in accordance with the immediately preceding sentence shall be deemed to (A) supersede any Exhibit A that is a part of the Agreement immediately prior to such designation and (B) form a part of the Agreement as the Exhibit A to the Agreement as of the date of designation.  The Exhibit A attached hereto as Attachment 1 shall be the Exhibit A to the Agreement as of the date hereof.  For the avoidance of doubt, the General Partner shall be under no obligation to execute an amendment to the Agreement each time it designates an updated Exhibit A pursuant to this paragraph.

2.
The Agreement, this Amendment and the most recent Exhibit A designated in accordance with the immediately preceding paragraph shall be read together and shall have the same force and effect as if the provisions of the Agreement, this Amendment and such Exhibit A were contained in one document.  Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

NORTHSTAR REALTY FINANCE CORP.

By	/s/ Albert Tylis
	Name:	Albert Tylis
	Title:	Co-President, Chief
Operating Officer and
Secretary

Attachment 1

Exhibit A
PARTNERS AND PARTNERSHIP UNITS

Dated:  June 12, 2012

Name and Address of Partners	Partnership Units (Type and Amount)
General Partner: NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	1 Partnership Common Unit
Initial Limited Partner: NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	99 Partnership Common Units
Unit Holder: NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	2,400,000 Series A Preferred Units
Unit Holder: NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	9,200,000 Series B Preferred Units